Exhibit 99.2

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

The unaudited pro forma consolidated statements of income for the three months ended March 31, 2008 and the year ended December 31, 2007 give effect to Almost Family, Inc.’s (the Company) acquisition of the assets of all of the home health agencies owned by Apex Home Healthcare Services, L.L.C. (“Apex Home Healthcare”), the assets of the healthcare rehabilitation business owned by Apex Health and Rehab Center, L.L.C., the assets of the healthcare staffing business owned by Apex Healthcare Solutions, L.L.C. and the assets of the visiting physician service owned by Apex House Call Doctors, L.L.C. in an asset acquisition completed March 26, 2008, as if the transaction had occurred at the beginning of the periods presented.

The unaudited pro forma consolidated balance sheet as of December 31, 2007, gives effect to the acquisition as if the transaction had occurred on December 31, 2007.

The unaudited pro forma consolidated financial information should be read in conjunction with the Company’s historical consolidated financial statements and accompanying notes included in the Company’s periodic reports previously filed with the Securities and Exchange Commission, along with the historical financial statements included elsewhere in this Form 8-K/A. The unaudited pro forma consolidated financial information may not necessarily reflect the financial position or results of operations which would have been obtained if these transactions had been consummated on the dates indicated in the unaudited pro forma consolidated financial information.

The unaudited pro forma consolidated financial data are based on preliminary estimates and assumptions set forth in the notes to such information that we believe are reasonable. Pro forma adjustments are necessary to reflect the estimated purchase price and changes in our capital structure and to adjust amounts related to Apex Home Healthcare’s assets and liabilities to a preliminary estimate of their fair values. Pro forma adjustments are also necessary to reflect interest expense and the income tax effects related to the pro forma adjustments.

The pro forma adjustments and allocation of purchase price are preliminary and are based on management’s estimates of the fair value of the assets acquired and liabilities assumed. The final purchase price allocation will be completed after asset and liability valuations are finalized. This final valuation will be based on the actual assets and liabilities of Apex Home Healthcare that exist as of the date of the completion of the transaction. Any final adjustments may change the allocation of purchase price which could affect the fair value assigned to the assets and liabilities and could result in a change to the unaudited pro forma consolidated financial data. In addition, the impact of integration activities could cause material differences in the information presented.

The unaudited pro forma financial information is presented for informational purposes only and is based on certain assumptions that we believe are reasonable and does not purport to represent our financial condition or our results of operations had the business combination occurred on or as of the dates noted above nor is the financial information necessarily indicative of future consolidated financial position or results of operations.

ALMOST FAMILY, INC.

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

As of December 31, 2007

	Historical	Apex Home Healthcare Acquisition	Pro forma Adjustments	Notes	Pro Forma As Adjusted

CURRENT ASSETS:
Cash and cash equivalents	$ 473,222	$ 1,296,180	$ (1,296,180)	(a)	$ 473,222
Accounts receivable - net	16,965,316	2,947,515	(939,658)	(b,c)	18,973,173
Prepaid expenses and other current	1,203,454	56,719	-		1,260,173
Deferred tax assets	1,829,895	-	-		1,829,895
TOTAL CURRENT ASSETS	20,471,887	4,300,414	(2,235,838)		22,536,463
PROPERTY AND EQUIPMENT – net	1,458,844	518,292			1,977,136
GOODWILL AND OTHER INTANGIBLE ASSETS	45,155,300	-	14,597,570	(d)	59,752,870
OTHER ASSETS	274,359	1,026			275,385
	$ 67,360,390	$ 4,819,732	$ 12,361,732		$ 84,541,854

CURRENT LIABILITIES:
Accounts payable	$ 3,943,555	$ 49,047	$ -		$ 3,992,602
Accrued liabilities	10,369,346	1,036,371			11,405,717
Current portion – debt and leases	653,891	293,774	(292,581)	(e)	655,084
TOTAL CURRENT LIABILITIES	14,966,792	1,379,192	(292,581)		16,053,403

LONG-TERM LIABILITIES
Revolving credit facility	12,386,783	-	12,094,853	(f)	24,481,636
Notes payable & capital leases	4,000,000	-	3,000,000	(g)	7,000,000
Long term deferred tax liabilities	776,672	-	-		776,672
Other liabilities	388,230	-	-		388,230
TOTAL LONG-TERM LIABILITIES	17,551,685	-	15,094,853		32,646,538
TOTAL LIABILITIES	32,518,477	1,379,192	14,802,272		48,699,941

Stockholders' equity:
Common stock, par value $.10;
authorized 10,000,000 shares;	780,882	700	4,062	(h,l)	785,644
Treasury stock, at cost	(8,877,641)	-	-		(8,877,641)
Additional paid-in capital	30,198,671	-	995,238	(h,l)	31,193,909
Retained earnings (deficit)	12,740,001	3,439,840	(3,439,840)	(h)	12,740,001
TOTAL STOCKHOLDERS' EQUITY	34,841,913	3,440,540	(2,440,540)		35,841,913
	$ 67,360,390	$ 4,819,732	$ 12,361,732		$ 84,541,854

See notes to unaudited pro forma consolidated financial information.

ALMOST FAMILY, INC.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME

For the Three Months Ended March 31, 2008

	Almost Family	Apex Home Healthcare	Pro forma Adjustments	Notes	Pro Forma As Adjusted

Net service revenues	$ 39,026,953	$ 4,955,910	$ -		$ 43,982,863
Cost of service revenue	18,622,074	1,970,802	-		20,592,876
Gross margin	20,404,879	2,985,108	-		23,389,987
General and administrative expenses
Salaries and benefits	10,552,408	1,443,167	-		11,995,575
Other	5,403,525	1,040,926	8,814	(i)	6,453,265
Total general and administrative	15,955,933	2,484,093	8,814		18,448,840
Operating income (loss)	4,448,946	501,015	(8,814)		4,941,147
Other income (expense):
Interest income (expense)	(208,001)	22,976	(198,365)	(j)	(383,390)
Income (loss) from continuing operations before income taxes	4,240,945	523,991	(207,179)		4,557,757
(Provision) benefit for income taxes	(1,666,335)	-	(124,507)	(k)	(1,790,842)
Income (loss) from continuing operations	$ 2,574,610	$ 523,991	$ (331,686)		$ 2,766,915

Per share amounts-Basic:
Average shares outstanding	5,541,599				5,541,599
Income from continuing operations	$ 0.46				$ 0.50

Per share amounts-Diluted:
Average shares outstanding	5,699,506				5,699,506
Income from continuing operations	$ 0.45				$ 0.49

See notes to unaudited pro forma consolidated financial information.

ALMOST FAMILY, INC.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME

For the Year Ended December 31, 2007

	Almost Family	Apex Home Healthcare	Pro forma Adjustments	Notes	Pro Forma As Adjusted

Net service revenues	$ 132,130,056	$ 15,965,749	$ -		$ 148,095,805
Cost of service revenue	63,880,104	7,175,008	-		71,055,112
Gross margin	68,249,952	8,790,741	-		77,040,693
General and administrative expenses
Salaries and benefits	35,945,823	4,968,266	-		40,914,089
Other	18,380,596	2,320,694	35,256	(i)	20,736,546
Total general and administrative	54,326,419	7,288,960	35,256		61,650,635
Operating income (loss)	13,923,533	1,501,781	(35,256)		15,390,058
Other income (expense):
Interest income(expense)	(836,911)	36,655	(1,117,114)	(j)	(1,917,370)
Income (loss) from continuing operations before income taxes	13,086,622	1,538,436	(1,152,370)		13,472,688
(Provision) benefit for income taxes	(5,272,149)	-	(155,585)	(k)	(5,427,734)
Income (loss) from continuing operations	$ 7,814,473	$ 1,538,436	$ (1,307,955)		$ 8,044,954

Per share amounts-Basic:
Average shares outstanding	5,435,615		47,619	(l)	5,483,234
Income from continuing operations	$ 1.44				$ 1.47

Per share amounts-Diluted:
Average shares outstanding	5,599,476		47,619	(l)	5,647,095
Income from continuing operations	$ 1.40				$ 1.42

See notes to unaudited pro forma consolidated financial information.

ALMOST FAMILY, INC.

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED

FINANCIAL INFORMATION

NOTE 1 – BASIS OF PRESENTATION

The accompanying unaudited pro forma consolidated financial information is presented on a basis consistent with the Company’s historical consolidated financial statements.

NOTE 2 – PRO FORMA ADJUSTMENTS

The following pro forma adjustments are reflected in the accompanying unaudited pro forma consolidated financial information:

(a)	To remove assets retained by the seller.
(b)	To remove notes receivables not assumed by the buyer.
(c)	To record additional allowances for doubtful accounts.
(d)

To record anticipated intangible assets based on the Company’s preliminary purchase price allocation. The purchase price has not been allocated to specific intangible assets in the unaudited pro forma consolidated balance sheet because the company is in the process of determining the fair vale of such assets. The final purchase price allocation will be completed after asset and liability valuations are finalized.

(e)	To remove specific debt instruments not assumed by the buyer.

(f)	To record advances made on the Company’s revolving credit facility to fund the cash portion of the purchase price.
(g)	To record promissory notes to seller.
(h)	To eliminate the shareholders equity section of the sellers’ balance sheet.
(i)	To record the pro forma amortization expense of intangibles acquired.
(j)	To record the pro forma interest expense on funds borrowed to finance the acquisition.
(k)	To record the pro forma (provision) benefit for income taxes based on “Pro Forma as Adjusted” pretax income (loss) based upon each period’s consolidated combined state and Federal effective tax rate.
(l)	To reflect shares of the Company’s common stock issued to the sellers.

NOTE 3 – ADDITIONAL INFORMATION

The pro forma adjustments reflected in the accompanying unaudited pro forma financial information and outlined in Note 2 reflect only those permissible under the rules and regulations of the U.S. Securities and Exchange Commission.

NOTE 4 – CONTINGENT CONSIDERATION

None.